UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2020

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-09341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire		03062
(Address of Principal Executive Offices)		(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2020, iCAD, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Michael Klein to continue serving as Executive Chairman and Chief Executive Officer of the Company. Mr. Klein’s compensation will consist of an annual base salary of $400,000, effective as of November 19, 2019, and a target annual incentive bonus of up to 65% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee.

In connection with the Employment Agreement, on January 13, 2020, the Company granted Mr. Klein an option to purchase 110,000 shares of Company common stock at an exercise price of $8.77 per share, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on the grant date.

Mr. Klein is also entitled to customary benefits, including participation in employee benefit plans as well as a monthly automobile allowance. The Employment Agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason” (as such terms are defined in the Employment Agreement), then, among other things: (i) he will continue to receive an amount equal to his base salary for the 15 month period from the date of his termination; (ii) he will receive the pro rata portion of his incentive bonus, if any, earned for the fiscal year of his termination; (iii) he will receive reimbursement of monthly premiums for continued health benefits for 15 months; and (iv) the Board will nominate Mr. Klein for election to the Board of Directors (the “Board”) at any meeting of stockholders at which members of the Board are elected, at least until December 31, 2020.

In the event that within six months of a “change in control,” Mr. Klein’s employment is terminated by the Company without “cause,” then: (i) he will continue to receive an amount equal to his base salary for the period of 24 months from the date of his termination; (ii) he will receive the pro rata portion of his incentive bonus, if any, earned for the fiscal year of his termination; and (iii) all unvested stock options and other equity awards granted by the Company will immediately vest and become exercisable and will remain exercisable for not less than 180 days thereafter.

This description of the Employment Agreement is qualified in its entirety by the agreement filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of January 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein
Chief Executive Officer

Date: January 17, 2020